Registration No. 333-57354

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENNICHUCK CORPORATION
(Exact name of registrant as specified in charter)

New Hampshire	02-0177370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire 03054
(Address of principal executive offices)

Pennichuck Corporation Amended and Restated 2000 Stock Option Plan
(Full title of the plan)

William D. Patterson
Pennichuck Corporation
25 Manchester Street
Merrimack, New Hampshire 03054
(Name and address of agent for service)

(603) 882-5191 (Telephone number, including area code, of agent for service)

Copies to:

Michael K. Krebs, Esquire

Nutter, McClennen & Fish, LLP

World Trade Center West

155 Seaport Boulevard

Boston, MA 02210-2604

(617) 439-2288

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value (1)	233,333 (2)	$23.97(3)	$5,592,992.01(3)	$171.70

(1) This registration statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock. The rights are attached to the Common Stock and are issued pursuant to the terms of the registrant's Rights Agreement dated April 20, 2000, as amended. Until the occurrence of certain events, the rights will not be exercisable and will be transferable with and only with the Common Stock. Because no separate consideration is to be paid for the rights, the registration fee for the rights is included in the registration fee for the Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also registers an indeterminate number of additional shares of common stock as may be issued with respect to the shares registered hereunder from time to time as a result of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sale prices reported on The Nasdaq National Market on August 22, 2007.

REGISTRATION OF ADDITIONAL SECURITIES

On March 9, 2007, the Board of Directors of Pennichuck Corporation, a New Hampshire corporation (the “Company”) approved an amendment to and restatement of the Company’s 2000 Stock Option Plan (the “2000 Plan”), subject to shareholder approval, to increase the shares of common stock of the Company, par value $1.00 per share (the “Common Stock”) available for issuance under the 2000 Plan from 266,667 to 500,000, and the extend the date until which awards of stock options could be granted thereunder until March 9, 2017. On May 3, 2007, the stockholders of the Company approved the amendment.  The Company is filing this registration statement to register the issuance of up to 233,333 additional shares of Common Stock that may be issued under the Plan as a result of the amendment (and an indeterminate number of additional shares of Common Stock as may be issued with respect to such shares from time to time as a result of one or more stock splits, stock dividends or similar transactions).  Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 21, 2001 and Post-Effective Amendment No. 1 thereto filed on September 17, 2001 (each File No. 333-57354) are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on August 6, 2007.

PENNICHUCK CORPORATION (Registrant)

/s/ William D. Patterson
Name:	William D. Patterson
Title:	Senior Vice President,
Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Duane C. Montopoli and William D. Patterson, or any of them, his true and lawful attorney-in-fact and agent, with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane C. Montopoli Duane C. Montopoli	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2007

/s/ William D. Patterson William D. Patterson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2007

/s/ Larry D. Goodhue Larry D. Goodhue	Controller (Principal Accounting Officer)	August 6, 2007

/s/ Joseph A. Bellavance Joseph A. Bellavance	Director	August 6, 2007

/s/ Steven F. Bolander Steven F. Bolander	Director	August 15, 2007

/s/ Michelle L. Chicoine Michelle L. Chicoine	Director	August 6, 2007

/s/ Robert P. Keller Robert P. Keller	Director	August 15, 2007

/s/ John R. Kreick John R. Kreick	Director	August 6, 2007

/s/ Hannah M. McCarthy Hannah M. McCarthy	Director	August 6, 2007

/s/ James M. Murphy James M. Murphy	Director	August 6, 2007

/s/ Martha E. O’Neill Martha E. O.Neill	Director	August 6, 2007

EXHIBIT INDEX

Exhibit No.

Description

4.1

Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G, filed on April 21, 2000).

4.2

Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on April 30, 2002).

4.3

Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on April 30, 2002).

4.4

Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on April 30, 2002).

4.5

Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2002).

4.6

Dividend Reinvestment and Common Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.6 to Post-effective Amendment No. 3 to Registration Statement on Form S-3 filed on November 3, 2004).

4.7

Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on September 25, 2006).

5.1

Opinion of Nutter, McClennen & Fish, LLP with respect to legality

23.1

Consent of Nutter, McClennen & Fish, LLP (included in their opinion filed as Exhibit 5.1 hereto)

23.2

Consent of Beard Miller Company, LLP

23.3

Consent of PricewaterhouseCoopers LLP

24.1

Power of Attorney (included on signature page)

99.1

Pennichuck Corporation Amended and Restated 2000 Stock Option Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed under cover of Schedule 14A on April 5, 2007)